UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 25, 2018

(Date of the earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Walter S. Woltosz

Effective June 26, 2018, Walter S. Woltosz has retired as the Chief Executive Officer (CEO) of Simulations Plus, Inc. (the “Company”). Mr. Woltosz will continue in an advisory role until August 31, 2018 to assist with the transition period for the new CEO. Thereafter, Mr. Woltosz will remain a member and the Chairman of the Board of Directors of the Company.

A press release announcing Mr. Woltosz’s retirement was issued on June 26, 2018 and is attached hereto as Exhibit 99.1.

Appointment of Shawn O’Connor

Effective June 26, 2018, Shawn O’Connor, 58, has been appointed Chief Executive Officer of the Company. Mr. O’Connor will assume the duties of providing strategic leadership for the Company by working with the Board of Directors and the Executive Management Team to establish long-range goals, strategies, plans, and policies. He is an experienced executive with over 35 years of management experience including over 15 years as CEO or CFO in companies providing computer-based simulation and modeling technologies for the pharmaceutical and biotechnology industries. He has worked with a number of companies ranging from startups to public companies and has a proven track record for strategy definition, building and growing strong organizations, optimizing revenue, profitability, and cash flow while creating value for investors. Mr. O’Connor recently served as president, chief executive officer and a director of Entelos, a provider of unique quantitative systems pharmacology software and services to the pharmaceutical drug development market. Prior to Entelos, Mr. O’Connor served as chairman, president, and chief executive officer of Pharsight Corporation, a developer and marketer of software products and services that help pharmaceutical and biotechnology companies improve their decision-making in drug development and commercialization. Mr. O’Connor earned a Bachelor of Science in business administration from the University of California at Berkeley and completed the Executive Education Program at Stanford University Graduate School of Business.

Effective June 26, 2018, the Company entered into an Employment Agreement with Mr. O’Connor that expires August 31, 2021. Pursuant to the Employment Agreement, Mr. O’Connor will receive an annual base salary of $325,000 and will be eligible to receive annual equity grants of up to 25,000 options to purchase the Company’s common stock under the 2017 Simulations Plus, Inc. Equity Incentive Plan, as determined by the Company’s Board of Directors. Notwithstanding the foregoing, during his first year of employment, Mr. O’Connor shall be entitled to an equity grant of 40,000 options to purchase the Company’s common stock. Mr. O’Connor is also eligible to receive an annual performance bonus in an amount not to exceed $150,000 to be determined by the Compensation Committee of the Company’s Board of Directors during the first year of the plan, and based on a combined discretionary and formula-based calculation for the subsequent years. Mr. O’Connor does not have a familial relationship to any director or executive officer of the Company.

A press release announcing Mr. O’Connor’s appointment was issued on June 26, 2018 and is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

99.1	Press Release issued by the Company on June 26, 2018.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.
(Registrant)

Date: June 27, 2018	By: /s/ John R. Kneisel
John R. Kneisel
Chief Financial Officer

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